              As filed with the Securities and Exchange Commission
                               on January 9, 2004

                                                                        No. 333-

--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                VITAL SIGNS, INC.
             (Exact name of registrant as specified in its charter)

           New Jersey                                            11-2279807
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

   20 Campus Road, Totowa, New Jersey                              07512
(Address of Principal Executive Offices)                         (Zip Code)

                        VITAL SIGNS 2003 INVESTMENT PLAN
                            (Full title of the plan)

                           Jay Sturm, General Counsel
                                Vital Signs, Inc.
                                 20 Campus Road
                            Totowa, New Jersey 07512
                                 (973) 790-1330
            (Name, address and telephone number, including area code,
                              of agent for service)

                                 with a copy to:
                              Laura R. Kuntz, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                      Proposed    Proposed
Title of                              maximum     maximum
securities                            offering    aggregate        Amount of
to be          Amount to be           price per   offering         registration
registered     registered             unit (1)    price            fee
--------------------------------------------------------------------------------
Common
Stock,
no par value   1,000,000 shares (2)   $33.00      $33,000,000.00   $2,670.00

--------------------------------------------------------------------------------

(1) Pursuant to Rule 457, the proposed maximum offering price per share is estimated for the purpose of computing the amount of the registration fee and is based upon the average of the high and low sales prices of the Common Stock of the registrant reported on the Nasdaq National Market on January 8, 2004.

(2) Plus such indeterminate number of additional shares as shall become issuable pursuant to the anti-dilution provisions of the above-mentioned plan.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents, filed by Vital Signs, Inc. (the "Company") with the Securities and Exchange Commission, are hereby incorporated by reference:

          (a) the Company's Annual Report on Form 10-K for the year ended September 30, 2003;

          (b) the Company's Current Report on Form 8-K, filed with the Commission on December 30, 2003; and

          (c) the description of the Common Stock of the Company contained in the Company's most recent registration statement filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4. Description of Securities.

          Not Applicable.

Item 5. Interests of Named Experts and Counsel.

          Not Applicable.

Item 6. Indemnification of Directors and Officers.

          Section 3-5 of Title 14A of the New Jersey Business Corporation Act contains detailed provisions for indemnification of directors and officers of New Jersey corporations against expenses, judgments, fines and settlements in connection with litigation.

          The registrant's Restated Certificate of Incorporation provides for indemnification of the registrant's directors and officers against certain liabilities. The Restated Certificate of Incorporation also provides for exculpation of the registrant's directors and officers from liabilities (subject to certain exceptions).

          The registrant maintains a directors' and officers' liability insurance policy which will insure its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 7. Exemption From Registration Claimed.

          Not Applicable.

Item 8. Exhibits.

          4.1 Registrant's Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1995.

          4.2 Registrant's Certificate of Amendment to the Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2002.

          4.3 By-laws, as amended, are incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (No. 33-35864) initially filed with the Securities and Exchange Commission on July 13, 1990.

          4.4 1984 Economic Development Authority Loan Agreement is incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (No. 33-35864) initially filed with the Commission on July 13, 1990.

          4.5 Amended and Restated Loan Agreement between the Registrant and the New Jersey Economic Development Authority, dated as of November 1, 1990, is incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (No. 33-34107) initially filed with the Commission on February 21, 1991.

          4.6 Letter of Credit and Reimbursement Agreement, dated August 27, 1993, between the Registrant and Chemical Bank New Jersey N.A., is incorporated by reference to Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1993.

          5.1  Opinion of Lowenstein Sandler PC.

          23.1 Consent of Goldstein Golub Kessler LLP.

          23.2 Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

          24.1 Power of Attorney.

          99.1 Vital Signs 2003 Investment Plan.

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that Paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Totowa, State of New Jersey, on January 9, 2004.

                                               VITAL SIGNS, INC.


                                               By: /s/ Terry D. Wall
                                                   -----------------------------
                                                   Terry D. Wall
                                                   President

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                          Title                       Date
       ---------                          -----                       ----


/s/ Terry D. Wall           President, Chief Executive           January 9, 2004
-------------------------   Officer (Principal Executive
Terry D. Wall               Officer) and Director


/s/ David J. Bershad*       Director                             January 9, 2004
-------------------------
David J. Bershad


/s/ Anthony J. Dimun*       Director                             January 9, 2004
-------------------------
Anthony J. Dimun


/s/ Howard W. Donnelly*     Director                             January 9, 2004
-------------------------
Howard W. Donnelly


/s/ David H. MacCallum*     Director                             January 9, 2004
-------------------------
David H. MacCallum


/s/ Richard L. Robbins*     Director                             January 9, 2004
-------------------------
Richard L. Robbins


/s/ George A. Schapiro*     Director                             January 9, 2004
-------------------------
George A. Schapiro


/s/ Joseph J. Thomas*       Director                             January 9, 2004
-------------------------
Joseph J. Thomas

/s/ Barry Wicker*           Director                             January 9, 2004
-------------------------
Barry Wicker


/s/ Frederick S. Schiff*    Executive Vice President and         January 9, 2004
-------------------------   Chief Financial Officer (Principal
Frederick S. Schiff         Financial and Accounting Officer)


                         *By: /s/ Terry D. Wall
                              ---------------------------
                                  Terry D. Wall
                                Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.                        Description                          Page No.
-----------                        -----------                          --------
    4.1       Registrant's Restated Certificate of Incorporation is
              incorporated by reference to Exhibit 3.1 to the
              Registrant's Annual Report on Form 10-K for the year
              ended September 30, 1995.

    4.2       Registrant's Certificate of Amendment to the Restated
              Certificate of Incorporation is incorporated by reference to Exhibit 3.2 to the Registrant's Annual
              Report on Form 10-K for the year ended September 30, 2002.

    4.3       By-laws, as amended, are incorporated by reference to
              Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (No. 33-35864) initially filed with the Securities and Exchange Commission on July 13, 1990.

    4.4 1984 Economic Development Authority Loan Agreement is incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (No.
              33-35864) initially filed with the Commission on July
              13, 1990.

    4.5       Amended and Restated Loan Agreement between the
              Registrant and the New Jersey Economic Development
              Authority, dated as of November 1, 1990, is incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (No.
              33-34107) initially filed with the Commission on February 21, 1991.

    4.6       Letter of Credit and Reimbursement Agreement, dated
              August 27, 1993, between the Registrant and Chemical
              Bank New Jersey N.A., is incorporated by reference to
              Exhibit 4.3 to the Registrant's Annual Report on Form
              10-K for the year ended September 30, 1993.

    5.1       Opinion of Lowenstein Sandler PC.

Exhibit No.                        Description                          Page No.
-----------                        -----------                          --------
    23.1      Consent of Goldstein Golub Kessler LLP.

    23.2      Consent of Lowenstein Sandler PC is included in Exhibit
              5.1.

    24.1      Power of Attorney.

    99.1      Vital Signs 2003 Investment Plan.